AMENDMENT TO AMENDED AND RESTATED SERVICE CONTRACT

THIS AMENDMENT TO AMENDED AND RESTATED SERVICE CONTRACT is entered into on this 6th day of July, 2007 (the “Effective Date”),

BETWEEN:

PUBLIC COMPANY MANAGEMENT CORP. (“PCMC”), for itself and on behalf of its wholly-owned subsidiaries, GOPUBLICTODAY.COM, INC. (“GPT”) and PUBLIC COMPANY MANAGEMENT SERVICES, INC. (“PCMS”), all Nevada corporations;

AND:

Z YACHTS, INC., a Nevada corporation (“Client”);

The Client, PCMC, GPT and PCMS are collectively referred to herein as the “Parties” and each as a “Party”.  All other capitalized terms used in this Addendum and not otherwise defined have the meanings set forth in that certain Amended and Restated Service Contract (the “Agreement”)

WHEREAS, the Parties have agreed that PCMS will provide six (6), rather than twelve (12), months of Compliance under the Agreement;

WHEREAS, the Parties have agreed that Client will pay $24,000, rather than $48,000, as Continuing Cash Compensation for six (6) months of Compliance under the Agreement to be paid in six (6) installments of $4,000 each due on the first day of each of the months that Compliance services are provided, and issue 475,000, rather than 750,000, shares of its common stock to PCMS;

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein and in the Agreement, the receipt and sufficiency of which are acknowledged by each Party, and in reliance upon the representations and warranties contained in the Agreement, the Parties hereto agree as follows:

Section 1.  The Parties hereby agree that Section 4 of the Agreement shall be amended as follows: (a) “six (6)” shall replace 12 in each place that “12” appears in Section 4 of the Agreement; (b) “24,000” shall replace “$48,000” in each place that “$48,000” appears in Section 4 of the Agreement; and “475,000” shall replace “750,000” in each place that “750,000” appears in Section 4 of the Agreement.

Section 2.  The Agreement is hereby reaffirmed and ratified in all respects, except as expressly provided herein.  In the event of any conflict between the terms or provisions of this Amendment and the Agreement, then this Amendment shall prevail in all respects.  Otherwise, the provisions of the Agreement shall remain in full force and effect.

Section 3.  The Agreement and this Amendment represent the entire understanding and agreement between the parties with respect to the subject matter thereof and hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to the Agreement and this Amendment signed by the Parties thereto and hereto.

Section 4.  This Amendment shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.  Client shall not assign its rights or delegate its duties under any term or condition set forth in this Amendment without the prior written consent of PCMS, GPT and PCMC.

Section 5.  In the event an arbitration, mediation, suit or action is brought by any party under this Amendment or the Agreement to enforce any of their terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

Section 6.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Amendment and the Agreement, shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Amendment and the Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

Section 7.  This Amendment shall be deemed an agreement made under the laws of the State of Nevada and shall be governed by and construed in accordance with the law of said state without regard to the principles of conflict of laws, and any suit, action or proceeding arising out of or relating to this Amendment shall be commenced and maintained in any court of competent subject matter jurisdiction in Clark County, Las Vegas, Nevada, and any objection to such jurisdiction and venue is hereby expressly waived.

Section 8.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  This Amendment may be executed by telecopied signatures with the same effect as original signatures.

(Signatures on next page)

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Public Company Management Corporation

By: /s/ Stephen Brock
Stephen Brock, President

GoPublicToday.com, Inc.

By: /s/ Stephen Brock
Stephen Brock, President

Public Company Management Services, Inc.

By: /s/ Stephen Brock
Stephen Brock, President

Z Yachts, Inc.

By: /s/ James G. Weller
James G. Weller, President and CEO

By: /s/ Regina F. Weller
Regina F. Weller, Treasurer and CFO